Exhibit 99.1

Akoustis Reports Fifth Consecutive Quarter of Record Revenue as Second Quarter Fiscal 2023 Sales Grew over 59% Year-Over-Year

●	Customer Activity Remains Robust with Expanding Pipelines in 5G Mobile, Wi-Fi CPE, 5G Infrastructure, Automotive, Timing Control and Other Markets

●	Akoustis Now has Fifteen Customers in Production with Production Qualified XBAW Filter Products

●	Services Portfolio and Back-End Processing Capabilities Expanding with Recent GDSI Acquisition

●	Akoustis is Positioning to Re-shore Packaging Capability and Expand its Chip Manufacturing in Upstate New York, USA Leveraging the Recently Passed CHIPS and Science Act of 2022

●	Company to Host Investor Update Call Today at 8:00 am ET

Charlotte, N.C., February 7, 2023 (GLOBE NEWSWIRE) – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today a 59% year-over-year increase in quarterly revenue to a record $5.9 million for the fiscal quarter ended December 31, 2022.

Based on robust activity in both the sales and design win pipelines, in addition to the recent GDSI acquisition, the Company expects to report another quarter of record revenue in the current March quarter with a sequential increase of 20%-40% despite the ongoing macroeconomic challenges impacting the consumer electronics industry.

Akoustis will host an investor call to provide a business update and outlook, followed by a Q & A session, this morning at 8:00 am ET. The call-in numbers are 877-407-3982 (domestic) and +01 201-493-6780 (international). The conference call will be webcast live on the Company’s website and will be available for playback at the following URL: https://ir.akoustis.com/ir-calendar.

Jeff Shealy, founder and CEO of Akoustis, stated, “Akoustis was able to achieve another quarter of record revenue and continued unit growth in the second quarter of fiscal 2023 despite persistent macro challenges. Our growth is driven largely by production ramps of our patented XBAW® RF filter solutions to multiple customers across our diverse end markets, including Wi-Fi 6 and Wi-Fi 6E, infrastructure, timing control, automotive and other markets. I am also pleased to report that with the recent qualification of our wafer-level-packages, we have now entered the 5G mobile device market having recently received our first high-volume XBAW® order from a tier-1 customer.”

Mr. Shealy added, “As Akoustis manufactures its XBAW® semiconductor chips exclusively in Upstate New York, USA, we believe we are an attractive candidate to receive funding from the recently passed CHIPS and Science Act of 2022. Such funding could position Akoustis to expand manufacturing to deliver billions of XBAW® RF filter chips annually and enable the Company to service both tier-1 and tier-2 mobile companies for 5G smartphones, as well as other end markets, including 5G networks, high-frequency Wi-Fi devices, and other high-volume wireless markets.”

Akoustis continues to experience strong demand and a growing sales funnel for its Wi-Fi, 5G mobile and 5G infrastructure products, including CBRS XBAW® filters, as well as its new XBAW® and RFMi resonator and oscillator products. During the December quarter, the Company shipped multiple samples of its new 5G XBAW® wafers complete with its new, advanced wafer-level packaging (WLP) technology. Akoustis continues to add new Wi-Fi design wins, many of which are expected to ramp into production in calendar 2023.

Recent Business Highlights

●	Completed the design and qualification for production release of our first wafer-level-packages for the 5G mobile market

●	Received our first 5G mobile high-volume order from a tier-1 RF component customer which is expected to begin shipping in the March quarter

●	Delivered our first of two RF filter designs for a tier-1 foundry customer that is expected to down-select to one filter for an expected production ramp in calendar 2025

●	Announced three new Wi-Fi 6E design wins for MU-MIMO architectures, bringing the total number of Wi-Fi design wins to 20

●	Sampled next generation 5.5 GHz and 6.5 GHz Wi-Fi 6E / 7 XBAW® filters in chip-scale-packaging offering 4x smaller size compared to prior generations of Akoustis parts and superior out-of-band rejection

●	Advanced the new development of multiple new Wi-Fi 7 diplexer and multiplexer products for the notebook, AR/VR and wearable markets

●	Started ramp of 3.5 GHz XBAW® filter solution for small cell network infrastructure customer

●	Received new order for the development of an ultra-high-band demonstrator for a network infrastructure multi-element array from a tier-1 OEM

●	Continued ramping production for three Citizens Broadband Radio Service (CBRS) customers with a total of four previously announced network infrastructure design wins

●	Demonstrated high frequency resonators targeting X-band applications for large Defense customer

●	Continued sampling new 3.7-3.98 GHz C-band filter for the US 5G infrastructure market

●	Achieved critical frequency scaling milestone for ongoing Deference Advanced Research Projects Agency (DARPA) contract focused on extending XBAW® technology to 18 GHz – milestone enabled by our proprietary, single crystal piezoelectric nanomaterials which are unique to Akoustis in the BAW filter industry

●	Started qualification of two XBAW® timing control resonator products for first customer

●	Continued DARPA direct-to-phase II (DP2) contract to advance design and manufacturing of XBAW® technology for filters and other sensors

●	Company’s XBAW® patent portfolio grew to 80 issued and licensed patents plus 127 patents pending as of January 27, 2023

●	Announced the acquisition of Grinding & Dicing Services, Inc. (“GDSI”), a diverse, high-margin premium services business that is immediately accretive and offers alignment with our strategy to leverage the CHIPS Act of 2022 to re-shore advanced packaging technology to the US

●	Successfully closed an oversubscribed $32 million (net) secondary public offering at $2.75 per share

Akoustis is actively delivering volume production of its Wi-Fi 6 tandem filter solutions, shipping multiple 5G small cell XBAW® filter solutions, and delivering initial designs of its new 5G mobile filter solutions to multiple customers and has entered the market with its new Wi-Fi 6E coexistence XBAW® filter solutions. To date, Akoustis has received more than 20 customer design wins for its patented XBAW® filter solutions.

Given the rapidly growing sales funnel activity, as well as ongoing interaction with customers regarding expected ramps in 5G mobile, Wi-Fi 6 and Wi-Fi 6E in calendar 2023, the Company is completing the annual production capacity increase at its New York fab to approximately 0.5 billion filters per year.

Second Fiscal Quarter Financial Performance

Akoustis Technologies, Inc.

Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2022	2022
Assets
Assets:
Cash and cash equivalents	$46,569	$80,485
Accounts receivable	3,171	3,793
Inventory	5,807	4,094
Other current assets	4,767	3,359
Total current assets	60,314	91,731

Property and equipment, net	54,469	51,157
Goodwill	8,051	8,051
Intangibles, net	8,267	8,994
Operating lease right-of-use asset, net	1,088	1,126
Other assets	71	279
Total Assets	$132,260	$161,338

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$8,444	$11,204
Contingent consideration	—	855
Deferred revenue	60	286
Operating lease liability	271	313
Total current liabilities	8,775	12,658

Long-term Liabilities:
Convertible notes payable, net	43,181	43,731
Contingent consideration	276	591
Operating lease liability	833	811
Other long-term liabilities	117	117
Total long-term liabilities	44,407	45,250

Total Liabilities	53,182	57,908

Stockholders’ Equity
Preferred stock, par value $0.001: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 125,000,000 shares authorized; 58,161,133, and 57,079,347 shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively	58	57
Additional paid in capital	316,065	310,171
Accumulated deficit	(237,045)	(206,798)
Total Stockholders’ Equity	79,078	103,430
Total Liabilities and Stockholders’ Equity	$132,260	$161,338

Akoustis Technologies, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Six Months Ended December 31, 2022	For the Six Months Ended December 31, 2021
Revenue	$5,865	$3,672	$11,432	$5,540

Cost of revenue	5,274	4,549	11,727	7,451

Gross profit (loss)	591	(877)	(295)	(1,911)

Operating expenses
Research and development	7,645	9,192	17,730	17,166
General and administrative expenses	5,838	5,146	12,833	9,022
Total operating expenses	13,483	14,338	30,563	26,188

Loss from operations	(12,892)	(15,215)	(30,858)	(28,099)

Other (expense) income
Interest (expense) income	(702)	28	(1,445)	62
Other (expense) income	5	—	(9)	—
Change in fair value of contingent consideration	1,616	—	1,170	—
Change in fair value of derivative liabilities	818	—	839	—
Total other (expense) income	1,737	28	555	62
Net loss before income taxes	$(11,155)	$(15,187)	$(30,303)	$(28,037)

Income Tax Benefit (Expense)	(1)	(58)	56	(58)

Net Loss	$(11,156)	$(15,245)	$(30,247)	$(28,095)

Net loss (income) attributable to noncontrolling interest	—	(19)	—	(19)
Net loss attributable to common stockholders	$(11,156)	$(15,264)	$(30,247)	$(28,114)

Net loss per common share - basic and diluted	$(0.19)	$(0.29)	$(0.53)	$(0.54)

Weighted average common shares outstanding - basic and diluted	57,583,844	52,924,078	57,369,118	52,180,077

The following non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations. Please see reconciliations to comparable GAAP measures below and descriptions of these non-GAAP measures under “Non-GAAP Measures.”

Non-GAAP Operating Loss and Non-GAAP Net Loss for the quarters ended December 31, 2022 and 2021 were as follows:

Akoustis Technologies, Inc.

Unaudited Reconciliations of Non-GAAP Financial Measures

	Three Months Ended
(in thousands)	December 31, 2022	December 31, 2021
GAAP operating loss	$(12,892)	$(15,215)
Amortization of acquisition-related intangible assets	348	-
(Gain) on/Loss sale of Fixed Assets	15	2
Common stock issued for services	1,895	2,900

Non-GAAP operating loss	$(10,634)	$(12,313)

Weighted average common shares outstanding - basic and diluted	57,583,844	52,924,078
Non-GAAP operating loss per common share - basic and diluted	$(0.18)	$(0.23)

	Three Months Ended
(in thousands)	December 31, 2022	December 31, 2021
GAAP net loss	$(11,156)	$(15,245)
Change in fair value of contingent consideration	(1,616)	-
Change in fair value of derivative liabilities	(818)	-
Amortization of acquisition-related intangible assets	348	-
Debt discount amortization	146	-
Gain on sale of Fixed Assets	15	2
Common stock issued for services	1,895	2,900

Non-GAAP net loss	$(11,186)	$(12,343)

Weighted average common shares outstanding - basic and diluted	57,583,844	52,924,078
Non-GAAP net loss per common share - basic and diluted	$(0.19)	$(0.23)

	Six Months Ended
(in thousands)	December 31, 2022	December 31, 2021
GAAP operating loss	$(30,858)	$(28,099)
Amortization of acquisition-related intangible assets	695	-
Gain on sale of Fixed Assets	16	(195)
Common stock issued for services	4,244	5,248

Non-GAAP operating loss	$(25,903)	$(23,046)

Weighted average common shares outstanding - basic and diluted	57,369,118	52,180,077
Non-GAAP operating loss per common share - basic and diluted	$(0.45)	$(0.44)

	Six Months Ended
(in thousands)	December 31, 2022	December 31, 2021
GAAP net loss	$(30,247)	$(28,095)
Change in fair value of contingent consideration	(1,170)	-
Change in fair value of derivative liabilities	(839)	-
Amortization of acquisition-related intangible assets	695	-
Tax adjustments related to acquisitions	-	-
Gain on extinguishment of debt	-	-
Gain on sale of Fixed Assets	16	(195)
Debt discount amortization	290	-
Common stock issued for services	4,244	5,248

Non-GAAP net loss	$(27,011)	$(23,042)

Weighted average common shares outstanding - basic and diluted	57,369,118	52,180,077
Non-GAAP net loss per common share - basic and diluted	$(0.47)	$(0.44)

Non-GAAP Measures

We regularly review a number of metrics, including Non-GAAP Operating Loss and Non-GAAP Net Loss, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP Operating Loss represents operating loss before common stock issued for services, amortization of acquisition related intangible assets and gain or loss on the sale of fixed assets. Non-GAAP Net Loss represents net loss before change in fair value of contingent consideration, change in fair value of derivative liabilities, debt discount amortization, gain on extinguishment of debt, gain or loss on disposal of fixed assets, , amortization of acquisition related intangible assets, tax adjustments related to acquisitions and common stock issued for services. The Company believes these non-GAAP measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. We use these non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to legacy polycrystalline BAW technology. The Company utilizes its proprietary and patented XBAW® manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, single-crystal and other high purity piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis plans to service the fast growing multi-billion-dollar RF filter market using its integrated device manufacturer (IDM) business model. The Company owns and operates a 125,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility - tooled for 6-inch diameter wafers - for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our estimates, expectations, beliefs, intentions, plans or strategies for the future (including our possible future results of operations, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), the anticipated benefits of the acquisition of Grinding and Dicing Services, Inc., including estimated synergies and other financial impacts, our prospects to receive funding under the CHIPS Act, and the potential amounts and uses of such funding, if any, and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to our inability to obtain adequate financing and sustain our status as a going concern; our limited operating history; our inability to generate revenues or achieve profitability; the results of our research and development activities; our inability to achieve acceptance of our products in the market; the possibility that the anticipated benefits from business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the impact of a pandemic or epidemic or a natural disaster, including the COVID-19 pandemic, the Russian-Ukrainian conflict and other sources of volatility on our operations, financial condition and the worldwide economy, including its impact on our ability to access the capital markets; increases in prices for raw materials, labor, and fuel caused by rising inflation; general economic conditions, including upturns and downturns in the industry; shortages in supplies needed to manufacture our products, or needed by our customers to manufacture devices incorporating our products; our limited number of patents; failure to obtain, maintain, and enforce our intellectual property rights; claims of infringement, misappropriation or misuse of third party intellectual property, including the lawsuit filed by Qorvo, Inc. in October 2021, that, regardless of merit, could result in significant expense and negatively impact our business results; our inability to attract and retain qualified personnel; our reliance on third parties to complete certain processes in connection with the manufacture of our products; product quality and defects; existing or increased competition; our ability to successfully manufacture, market and sell products based on our technologies; our ability to meet the required specifications of customers and achieve qualification of our products for commercial manufacturing in a timely manner; our inability to successfully scale our New York wafer fabrication facility and related operations while maintaining quality control and assurance and avoiding delays in output; the rate and degree of market acceptance of any of our products; our ability to achieve design wins from current and future customers; contracting with customers and other parties with greater bargaining power and agreeing to terms and conditions that may adversely affect our business; risks related to doing business in foreign countries, including China; any security breaches, cyber-attacks or other disruptions compromising our proprietary information and exposing us to liability; our failure to innovate or adapt to new or emerging technologies, including in relation to our competitors; our failure to comply with regulatory requirements; results of any arbitration or litigation that may arise; stock volatility and illiquidity; dilution caused by any future issuance of common stock or securities that are convertible into or exercisable for common stock; our failure to implement our business plans or strategies; and our ability to maintain effective internal control over financial reporting. These and other risks and uncertainties are described in more detail in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this document may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this document speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this document to conform these statements to new information, actual results or to changes in our expectations.

Contact:

COMPANY:
Tom Sepenzis
Akoustis Technologies
VP of Corporate Development & IR
(980) 689-4961
tsepenzis@akoustis.com

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
(858) 794-9500
bprag@delmarconsulting.com